SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006 (March 28, 2006)

Toys “R” Us, Inc.
(Exact name of Registrant as Specified in Charter)

                                 Delaware                                             1-11609                                            22-3260693

                   (State or other Jurisdiction of                          (Commission File Number)                                  (I.R.S. Employer

                   Incorporation or Organization)                                                                                          Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2006, the Executive Committee of the Board of Directors of Toys “R” Us, Inc. adjusted the performance goals for the fourth quarter and full year of fiscal year 2005 to take into account, among other things, certain extraordinary expenses, including those related to store closings during the third quarter as a result of Hurricane Katrina. These adjusted sales and earnings targets will be used in connection with the calculation of bonuses that will be paid to incentive-eligible employees of the Company, including executive officers.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                        TOYS “R” US, INC.

                                                                                                                        (Registrant)

Date:  March 31, 2006                                                                  By:

                                                                                                                        Name:  Raymond L. Arthur

                                                                                                                        Title:   Executive Vice President –

                                                                                                                                    Chief Financial Officer